Exhibit 10.2

Waiver of Director Compensation

The undersigned director of Pro-Dex, Inc., a Colorado corporation (the “Company”), who was elected as a director at the Company’s 2012 Annual Meeting of Shareholders held on January 17, 2013, hereby voluntarily waives and forfeits his right in and to the compensation contemplated by the Company’s existing board compensation plan (consisting of (i) options to purchase 15,000 shares of the Company’s common stock issuable upon the undersigned’s initial election as a director of the Company, (ii) an annual cash retainer for service as a director and, if applicable, service as a chairperson of one or more committees of the board, and (iii) a per-meeting fee for attendance at more than six board meetings in a fiscal year and, if applicable, attendance at more than six committee meetings in a fiscal year, collectively, the “Forfeited Board Compensation”). In lieu of the Forfeited Board Compensation, the undersigned hereby agrees to a fee of $200 per board meeting attended (whether in person or by telephone) and $200 per committee meeting attended (whether in person or by telephone), not to exceed $2,000 in the aggregate during any fiscal year of the Company.

This waiver shall continue in effect until the Company’s 2013 Annual Meeting of Shareholders.

Signature:	/s/ Ray Cabillot
Name:	Ray Cabillot
Title:	Director

Acknowledged and Agreed to:

Pro-Dex, Inc.

/s/ Michael Berthelot

Michael Berthelot

Chief Executive Officer